UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 28, 2012

Date of Report (Date of earliest event reported)

WESTERN GAS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 28, 2012, Western Gas Equity Partners, LP (“WGP”), a wholly owned subsidiary of Anadarko Petroleum Corporation (“Anadarko”), filed an Amendment to its Registration Statement on Form S-1 (File No. 333-184763) (as it may be amended from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the proposed initial public offering of common units representing limited partner interests in WGP (the “WGP Offering”). WGP holds the 40,573,239 common units of Western Gas Partners, LP (“WES,” “we,” “our,” or “us”) indirectly owned by Anadarko and a 100% membership interest in our general partner, Western Gas Holdings, LLC.

For Regulation FD purposes, WES wishes to disclose that our management plans to recommend that the board of directors of our general partner approve an increase in our quarterly cash distribution for the fourth quarter of 2012 to $0.52 per WES common unit. This distribution increase for the fourth quarter of 2012 has not been submitted to, or approved by, the board of directors of our general partner and is therefore subject to change.

The Registration Statement relating to the common units of WGP has been filed with the SEC, but has not yet become effective. Such common units may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. Neither this Current Report on Form 8-K nor the information contained herein shall constitute an offer to sell or the solicitation of an offer to buy such common units nor shall there be any sale of such common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report on Form 8-K contains forward-looking statements concerning our operations, economic performance and financial condition. These statements can be identified by the use of forward-looking terminology, including “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or include other “forward-looking” information. Although we and our general partner believe that the expectations reflected in such forward-looking statements are reasonable, we and our general partner can give no assurance that such expectations will prove to have been correct.

These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	our assumptions about the energy market;

•	future throughput, including Anadarko’s production, which is gathered or processed by or transported through our assets;

•	operating results;

•	competitive conditions;

•	technology;

•

the availability of capital resources to fund acquisitions, capital expenditures and other contractual obligations, and our ability to access those resources from Anadarko or through the debt or equity capital markets;

•	the supply of, the demand for, and the prices of oil, natural gas, NGLs and related products or services;

•	the weather;

•	inflation;

•	the availability of goods and services;

•	general economic conditions, either internationally or nationally or in the jurisdictions in which we are doing business;

•	changes in environmental and safety regulations; environmental risks; regulations by the Federal Energy Regulatory Commission; and liability under federal and state laws and regulations;

•	legislative or regulatory changes affecting our status as a partnership for federal income tax purposes;

•	changes in the financial or operational condition of our sponsor, Anadarko;

•	changes in Anadarko’s capital program, strategy or desired areas of focus;

•	our commitments to capital projects and the ability to complete such projects on time and within budget expectations;

•	the ability to utilize our revolving credit facility;

•	the creditworthiness of Anadarko or our other counterparties, including financial institutions, operating partners, and other parties;

•	our ability to repay debt;

•	our ability to maintain and/or obtain rights to operate our assets on land owned by third parties;

•	our ability to acquire assets on acceptable terms;

•	non-payment or non-performance of Anadarko or other significant customers, including under our gathering, processing and transportation agreements and our $260.0 million note receivable from Anadarko;

•	the timing, amount and terms of future issuances of equity and debt securities;

•

the timing, completion and proceeds of the WGP Offering, as well as the purchase price at which WGP will purchase WES common units and general partner units with the net proceeds of the WGP Offering; and

•

other factors discussed in “Risk Factors” included in our 2011 Form 10-K, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our Current Report on Form 8-K filed May 22, 2012, in our quarterly reports on Form 10-Q and elsewhere in our other public filings and press releases.

The risk factors and other factors noted or incorporated by reference in this report could cause our actual results to differ materially from those contained in any forward-looking statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

In accordance with General Instruction B.2, the information contained in this report is being “furnished” to the U.S. Securities and Exchange and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Date: November 28, 2012	By:	/s/ Philip H. Peacock
Philip H. Peacock
Vice President, General Counsel and Corporate Secretary